Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of China Ivy School, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission (the "Report"), Yongqi Zhu, Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 21, 2010

/s/Yonqi Zhu
Yongqi Zhu, Chief Executive Officer (Principal Executive Officer)

[A signed original of this written statement required by Section 906 has been provided to China Ivy School, Inc. and will be retained by China Ivy School, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]